Exhibit 99.1
2 Bethesda Metro Center, Suite 1530, Bethesda, MD 20814
T: (240) 507-1300, F: (240) 396-5626
www.pebblebrookhotels.com
Pebblebrook Hotel Trust Reports First Quarter Results
     Bethesda, MD, May 6, 2010 — Pebblebrook Hotel Trust (NYSE: PEB) (the “Company”) today reported operating results for the first quarter 2010.
     The Company’s net income (loss) to common shareholders was ($0.6) million, or ($0.03) per diluted share for the quarter ended March 31, 2010. Net interest income from cash balances and investments was $1.0 million for the quarter. For the quarter ended March 31, 2010, the Company generated funds from operations (“FFO”) of ($0.6) million. On a diluted share basis, FFO for the quarter was ($0.03).
     Net loss and FFO for the first quarter 2010 included $0.1 million of costs related to the pursuit of potential acquisitions and $0.4 million of non-cash corporate general and administrative expenses.
     As of March 31, 2010, the Company had no outstanding debt and $387.9 million of cash and cash equivalents and investments on its balance sheet. The weighted average number of common shares outstanding for the first quarter 2010 was 20.3 million shares.
     “The recovery in corporate travel appears to be underway, with healthy gains in demand demonstrated in the first four months of 2010,” noted Jon Bortz, Chairman, President and Chief Executive Officer of Pebblebrook Hotel Trust. “While we are encouraged by the improvements in economic fundamentals, the unprecedented declines in operating performance experienced by the hotel industry since the recession began will continue to make it a challenging environment for owners and lenders.”
     The Company believes it is well positioned to take advantage of opportunities created by this difficult operating environment by acquiring hotels in the early years of an economic and lodging industry recovery at attractive historical valuations.
Subsequent Events
     On May 6, 2010, the Company executed a purchase and sale agreement to acquire an upscale full-service hotel in the Washington, D.C. / Baltimore metropolitan area for $67.1 million. This transaction is expected to close within the next 45 days.
     “We continue to see an incremental increase in the volume of acquisition opportunities and remain encouraged by the increasing number of conversations we are having with potential sellers,” advised Mr. Bortz. “We remain confident that we can acquire high-quality hotels in our targeted urban markets at favorable pricing.”
2010 Outlook
      The Company anticipates US Industry RevPAR in 2010 to be up 1% to 3% compared with 2009. This represents an improvement compared with the Company’s outlook provided in late March.

     The Company currently forecasts the following for 2010:
•	Cash corporate general and administrative expenses: $5.0 million to $5.5 million
•	Non-cash corporate general and administrative expenses: $2.1 million to $2.4 million
•	Weighted average number of common shares outstanding, basic and diluted: 20.3 million
     The Company’s 2010 forecast for cash and non-cash general and administrative expenses and the weighted average number of common shares outstanding, basic and diluted, remains unchanged from late March. This outlook does not include any costs related to acquisitions, such as due diligence, transfer taxes, and legal and accounting fees, which are required to be expensed when incurred.
Earnings Call
     The Company will conduct its quarterly analyst and investor conference call on May 7, 2010 at 9:00 AM EDT. To participate in the conference call, please dial (800) 946-0708 approximately ten minutes before the call begins (8:50 AM EDT). Additionally, a live webcast of the conference call will be available through the Company’s website. To access the webcast, log on to http://www.pebblebrookhotels.com ten minutes prior to the conference call. A replay of the conference call webcast will be archived and available online through the Investor Relations section of http://www.pebblebrookhotels.com.
About Pebblebrook Hotel Trust
     Pebblebrook Hotel Trust is a real estate investment trust (“REIT”) organized to opportunistically acquire and invest primarily in upper-upscale full-service hotels located in large urban and resort markets with an emphasis on the major coastal cities.
This press release contains certain “forward-looking” statements relating to, among other things, potential property acquisitions and projected expenses. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “plan” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. Examples of forward-looking statements include the following: projections of the Company’s expenses, share count or other financial items; descriptions of the Company’s plans or objectives for future operations, acquisitions or services; forecasts of the Company’s future economic performance and its share of future markets; and descriptions of assumptions underlying or relating to any of the foregoing expectations regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy and the supply of hotel properties, and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission, including, without limitation, the Company’s Prospectus on Form 424(b)(1) filed on December 9, 2009. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.
For further information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s SEC filings, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.pebblebrookhotels.com.
All information in this release is as of May 6, 2010. The Company undertakes no duty to update the statements in this release to conform the statements to actual results or changes in the Company’s expectations.
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Additional Contacts:
Raymond D. Martz, Chief Financial Officer, Pebblebrook Hotel Trust — (240) 507-1330
For additional information or to receive press releases via email, please visit our website at
www.pebblebrookhotels.com

Pebblebrook Hotel Trust
Consolidated Statement of Operations
(In thousands, except share data)
(Unaudited)

For the three months ended March 31, 2010
Revenues	$—

Expenses
General and administrative	1,576

Total operating expenses	1,576

Operating loss	(1,576)
Interest income	977

Net loss and net loss attributable to common shareholders	$(599)

Loss per common share, basic and diluted	$(0.03)

Weighted average number of common shares, basic and diluted	20,260,046

Pebblebrook Hotel Trust
Consolidated Balance Sheets
(In thousands)

		December 31,
	March 31, 2010	2009
	(unaudited)
ASSETS
Cash and cash equivalents	$302,898	$319,119
Investments	85,000	70,000
Prepaid expenses and other assets	409	284

Total assets	$388,307	$389,403

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable and accrued expenses	$1,367	$1,927
Accrued underwriter fees	8,050	8,050

Total Liabilities	9,417	9,977

Commitments and contingencies
Shareholders’ equity
Common shares of beneficial interest, $.01 par value, 500,000,000 shares authorized; 20,260,590 issued and outstanding at March 31, 2010; 20,260,000 issued and outstanding at December 31, 2009	203	203
Additional paid-in capital, net of underwriting discounts and offering costs	379,433	379,370
Retained deficit	(746)	(147)

Total shareholders’ equity	378,890	379,426

Total liabilities and shareholders’ equity	$388,307	$389,403

Pebblebrook Hotel Trust
Reconciliation of Net Income (Loss) attributable to common shareholders to
Funds from Operations per Diluted Share
(Dollars in thousands, except per share amount)
(Unaudited)

For the three months ended March 31, 2010
Net income (loss) attributable to common shareholders	$(599)

Adjustments:
Depreciation and amortization	—

Non-controlling interest of common units in Operating Partnership	—

FFO	$(599)

Weighted average shares outstanding — basic and diluted	20,260,046

Diluted FFO per share	$(0.03)
     This press release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission (SEC) Rules to supplement the Company’s consolidated financial statements presented in accordance with U.S. generally accepted accounting principles, or GAAP. These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.
     Funds from Operations — Funds from operations (“FFO”) represents net income (computed in accordance with GAAP), plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships. The Company considers FFO a useful measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, the Company believes that FFO provides a meaningful indication of its performance. The Company also considers FFO an appropriate performance measure given its wide use by investors and analysts. The Company computes FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to that of other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make distributions. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding Operating Partnership units for the periods presented.
     The Company’s presentation of FFO in accordance with the NAREIT white paper, or as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity. The table above is a reconciliation of the Company’s FFO calculations to net income in accordance with GAAP.